Exhibit 10.23

NOTE EXTENSION AGREEMENT

This Extension Agreement (the “Agreement”) is entered into as of December 31, 2024 by and between the Mary S. Dent Gifting Trust (the “Holder”) and HealthLynked Corp., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company has issued to Holder the following convertible promissory notes:

●	An unsecured promissory note with a face value of $350,000 and a Maturity Date (as defined in The Note Extension Agreement between the Company and the Holder dated June 27, 2024) of December 27, 2024 (the “$350k Note”)

●	A convertible promissory note dated April 10, 2024 with a face value of $150,000 and a Maturity Date (as defined in the note) of October 10, 2024 (the “$150k Note”); and

●	A convertible promissory note dated April 18, 2024 with a face value of $50,000 and a Maturity Date (as defined in the note) of October 18, 2024 (the “$50k Note” and, together with the $350k Note and the $150k Note, the “Notes”).

WHEREAS, the Company and Holder wish to amend certain terms and conditions of the Notes as described below.

AGREEMENT

NOW THEREFORE, the Holder and the Company hereby agree as follows:

1.	The Maturity Date (as defined the Notes) of each of the Notes is hereby changed to the following: June 27, 2025 with respect to the $350k Note, April 10, 2025 with respect to the $150k Note, and April 18, 2025 with respect to the $50k Note (the “Revised Maturity Dates”); and

2.	Interest on any unpaid Original Principal Amount (as defined in the Notes) of the Notes shall accrue at an annual rate equal to twelve percent (12%) through the date of this Agreement, at a rate of fifteen percent (15%) from the date of this Agreement and through the Revised Maturity Dates, and at a rate of eighteen percent (18%) for any portion of the Original Principal Amount unpaid after the Revised Maturity Dates; and

3.	As consideration for this Agreement, the Company agrees to issue to Holder a ten-year warrant to purchase 618,750 shares of the Company’s common stock at an exercise price of $0.0226 per share; and

4.	All other terms and conditions of Notes shall remain unchanged; and

5.	The Holder hereby waives any default under the Notes now occurring or that has occurred, and the Company and Holder acknowledge that the Notes are not in default as of or through the date hereof.

IN WITNESS HEREOF, the undersigned have executed this agreement as of the date first set forth above.

COMPANY:		HOLDER:

HEALTHLYNKED CORP.		THE MARY DENT GIFTING TRUST

By:	/s/ David Rosal	By:	/s/ Michael Dent
Name:	David Rosal	Name:	Michael Dent
Title:	Chief Financial Officer	Title:	Trustee